EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT is made and entered into as of this 1st day of October 2003, by and between OMNICORDER TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 12-8 Technology Drive, East Setauket, New York 11733 (the "Company") and MARK A. FAUCI, an individual residing at 541 South Ocean Avenue, Patchogue, New York 11772 (the "Executive").


                              W I T N E S S E T H:

          WHEREAS, the Company desires to employ the Executive as President and Chief Executive Officer and wishes to acquire and be assured of Executive's continued services on the terms and conditions hereinafter set forth;

          WHEREAS, the Executive desires to be employed by the Company as President and Chief Executive Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth; and

          WHEREAS, the Company is in the process of completing a reverse acquisition transaction (the "Reverse Acquisition"), pursuant to which the Company would sell all of its assets to a publicly-traded company ("Pubco"), that would continue the medical device business of the Company, and Pubco wishes to be assured that it will have the continued benefit of the services and advice of the Executive by the assignment of this Agreement to Pubco effective at the closing of the Reverse Acquisition.

          NOW THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

      1. Employment. The Company hereby employs the Executive to serve as a full-time executive of the Company, and the Executive hereby accepts such employment with the Company, for the term set forth in Section 2 hereof. The Executive's principal place of employment shall be at the Company's offices in East Setauket, New York, or at such other location as shall be mutually acceptable to the Executive and the Company (it being understood that an office in Nassau County or Suffolk County shall be acceptable to the Executive). The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position.

      2. Term. Unless earlier terminated as provided in this Agreement, the term of the Executive's employment under this Agreement shall be for a period beginning on October 1, 2003 (the "Engagement Date"), and ending five years thereafter (such period or, if the Executive's employment hereunder is earlier terminated, such shorter period, being hereinafter called the "Employment Term"). The Employment Term may be extended for additional periods by mutual agreement of the parties in writing.

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      3. Duties; Authority; Director.

       (a) Duties. During the Employment Term, the Executive shall be employed as President and Chief Executive Officer of the Company, shall faithfully and competently perform such duties at such times and places and in such manner as the Board of Directors of the Company (the "Board") may from time to time reasonably direct. Except as otherwise may be approved in advance by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury, family leave as permitted by law, or other disability, the Executive shall devote Executive's full time and attention throughout the Employment Term to the services required of Executive hereunder. The Executive shall render Executive's services exclusively to the Company during the Employment Term and shall use Executive's best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of Executive's position.

       (b) Authority. The Executive shall have all the usual and necessary authority, duties and responsibilities of a President and Chief Executive Officer, in the operation of the Company's business, subject to the supervision and authority of the Board.

       (c) Director. The Company shall cause the Executive to be nominated for election to the Board for so long as the Executive remains the Company's President and/or Chief Executive Officer.

      4. Salary and Other Compensation.

       (a) Salary. In consideration for the services of the Executive rendered to the Company hereunder, the Company shall pay the Executive a salary at an annual rate of $180,000 during the Employment Term (the "Base Salary"), payable in accordance with the Company's customary payroll practices, which in no event shall be less frequently than on a monthly basis, subject to an annual upward adjustment as the Board or the compensation committee thereof may deem appropriate, but which in no event shall be less than a five percent (5%) cumulative annual increase at each anniversary date of the Engagement Date. The Executive shall also be eligible for annual bonuses, as the Board or the compensation committee thereof may deem appropriate. Upon termination of this Agreement, except if the Company terminates this Agreement without Cause (as defined in Section 6), and except if the Executive terminates his employment for Good Reason (as defined in Section 7), payments made pursuant to this Section 4(a) shall cease; provided, however, that the Executive shall in all cases be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Executive has not yet been paid. Any vacation time not used by Executive during any year of the Employment Term shall be carried over to succeeding years; provided, however, Executive will not take in excess of four continuous weeks of vacation utilizing such carried over vacation time. Payment shall be made to Executive for any unused vacation time upon the end of the Employment Term.

       (b) Withholding, Etc. The payment of any amounts hereunder shall be subject to income tax, social security and other applicable withholdings.

       (c) Stock Options. As additional consideration under this Agreement, the Company has granted to the Executive as of the Engagement Date incentive stock options


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("Stock Options") to purchase up to 250,000 shares of Pubco's common stock at an exercise price equal to $1.375 per share, representing the fair market value of Pubco's common stock at the closing of the Reverse Merger. The Stock Options shall be exercisable immediately upon grant, and shall be exercisable over a ten-year period from the date of grant. The Company shall deliver a stock option agreement to the Executive within 60 days after the closing of the Reverse Acquisition. The Company undertakes to use its best efforts to register the shares of Pubco's common stock into which the Stock Options are exercisable by the filing of a registration statement on Form S-8, or such other method as is most appropriate in the circumstances, to enable the Executive to sell such shares, subject to applicable securities laws.

       (d) Back Salary. The Company acknowledges that the Executive is owed back salary ("Back Salary") in the aggregate amount of $622,040 as of September 30, 2003, for prior services rendered to the Company, and that the right to such Back Salary has not been waived by Executive. The Company agrees to use its best efforts to make payments to Executive in respect of such Back Salary at such time or times as it has the available funds to do so. Notwithstanding anything to the contrary contained in this Agreement, no termination of employment of Executive pursuant to Sections 6 or 7, for any or no reason, shall impair or alter the rights of Executive to receive Back Salary through the date of his termination or cessation of employment.

      5. Benefits. During the Employment Term, the Executive shall be entitled to:

       (a) Participate in all executive fringe benefits, pension, savings, life insurance, disability, stock option, profit sharing, medical, health or other welfare benefit plans that may be provided by the Company for its key executives in accordance with the provisions of any such plans, as the same may be in effect on and after the Engagement Date;

       (b) 30 annual paid vacation days in each year of employment; such vacation to be taken at a time mutually convenient to Company and the Executive;

       (c) 10 days paid sick leave and 2 paid personal days in each year of employment;

       (d) 10 days of paid holidays during each calendar year;

       (e) Reimbursement for executive education programs;

       (f) Reimbursement for all reasonable and necessary out-of-pocket business expenses, properly receipted or otherwise documented, incurred by the Executive in the performance of Executive's duties hereunder in accordance with the Company's policies applicable on and after the Engagement Date; and

       (g) An automobile lease or purchase allowance (including insurance) not to exceed $700.00 per month, with excess mileage charges on a lease, if any, to be paid separately by the Company.


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      6. Termination by the Company.

       (a) The Executive's employment hereunder shall be terminated:

          (i) upon death of the Executive; or

          (ii) upon the Executive's inability to perform Executive's duties on account of disability or incapacity for a period of ninety (90) or more consecutive days occurring within any period of twelve (12) consecutive months, such termination to take effect on 30 days prior written notice from the Company to the Executive. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, they shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

          (iii) at any time, for Cause (as hereinafter defined), such termination to take effect immediately upon written notice from the Company to the Executive, except in case of subparagraph 6(a)(iv)(3) or (4) below, in which case termination shall only take effect after Executive has been given written notice of specifications and a reasonable opportunity to cure any matter referred to therein and same shall not be cured within such time; or

          (iv) upon expiration of the Employment Term.

       The following actions, failures or events shall constitute "Cause" for termination within the meaning of clause (iii) above: (1) conviction of a felony, (2) acts of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise materially adversely affecting the business or properties of the Company, (3) failure by the Executive to obey the reasonable and lawful orders of the Board of Directors of the Company or (4) repeated negligence by the Executive in the performance of, or willful disregard by the Executive, of Executive's obligations hereunder. If the Executive contests, in good faith, whether termination for "Cause" is proper, said dispute shall be immediately referred to arbitration in Suffolk County, New York, in accordance with the provisions of Section 18 hereof. Pending the resolution of such dispute, the Company shall continue to pay Executive his salary and benefits. Whether Executive must return any of said amounts if it is ultimately determined that termination for "Cause" was proper shall be decided by the Arbitrator.

       (b) Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law, and except if the Company terminates Executive's employment without Cause or the Executive terminates his employment for Good Reason, the Company shall not be obligated to make any payments to the Executive or on Executive's behalf of whatever kind or nature by reason of the Executive's cessation of employment, other than (i) such amounts, if any, of Executive's salary and bonus as shall have accrued and remained unpaid as of the date of said cessation, including Back Salary, and (ii) such other amounts which may be then otherwise payable to the Executive from the Company's benefits plans or reimbursement policies, if any (the sum of these amounts shall hereinafter be referred to as the "Accrued Obligations").


      7. Termination by Executive for Good Reason. The Executive may terminate his employment with the Company for Good Reason. For purposes of this Agreement, "Good


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Reason" shall mean, in the absence of the written consent of the Executive, a reasonable determination by the Executive that any of the following has occurred:

       (a) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including titles and reporting requirements, authority, duties or responsibilities as contemplated by Section 3 hereof), or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or (b) any failure by the Company to comply with any of the provisions of this Agreement applicable to it, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after notice thereof from the Executive.

      8. Obligations of the Company upon Early Termination. In the event the Company terminates the Executive's employment during the Employment Term without Cause, or the Executive terminates his employment for Good Reason, then the Company shall pay or provide to the Executive the following:

       (a) all Accrued Obligations;

       (b) all Back Salary;

       (c) the Executive's Base Salary under this Agreement for the duration of the Employment Term, or for two years, whichever is greater; and

       (d) benefits to the Executive and/or the Executive's family and dependents at least equal to those which would have been provided to them in accordance with all welfare benefit plans that may be provided by the Company for its key executives for the duration of the Employment Term, or for two years, whichever is greater.

      9. Rights and Obligations Upon Change in Control.

       (a) In the event of a "Change in Control," as defined below, of the Company during the Employment Term, the Executive may terminate his employment with the Company by giving 30 days' notice thereof within six months after the occurrence of such Change in Control. If the Executive terminates his employment in accordance with this Section 9, or is terminated without Cause within six months after a Change in Control, the Company shall pay the Executive an amount equal to: (i) all Accrued Obligations; (ii) all Back Salary; (iii) all Base Salary under this Agreement for the duration of the Employment Term or for two years, whichever is greater, and (iv) a lump sum equal to three times the amount of bonus, if any, paid to the Executive for the fiscal year preceding the Change in Control. Such payment shall be made in a lump sum payable on the date of termination. The Company shall also continue for such period to permit the Executive to receive or participate at the Company's expense in all fringe benefits available to him pursuant to Section 5 for a period of two years after the termination of his employment; provided, however, in no event shall the amount paid to the Executive pursuant to this Section 9 exceed the maximum payment permitted by Section 280G


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of the Internal Revenue Code of 1986, as amended (the "Code") or then applicable law, and to the extent any "excess parachute payment," as that phrase is defined in Section 280G(b) of the Code or then applicable law, would result from the provisions of this Section 9, then the amount the Executive would otherwise receive shall be reduced so that no "excess parachute payment" is made by the Company or received by the Executive.

       (b) A "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred (it being understood that the Reverse Acquisition and related transactions shall not be considered a triggering event hereunder):


          (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than the Executive or its Affiliates, becomes the "beneficial owner" (as defined in Rule 13-d under the Act), directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities;

          (ii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (a) are directors of the Company as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination; or

          (iii) The Company merges or consolidates with any other corporation after which a majority of the shares of the resulting entity are not held by the stockholders of the Company prior to the merger, or the Company adopts, and the stockholders approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or disposes of substantially all of its assets.

      10. Confidential Information. The Executive hereby covenants, agrees and acknowledges as follows:

          (a) The Company is engaged in a continuous program of research, design, development, production, marketing and servicing with respect to its business.

          (b) The Executive's employment hereunder creates a relationship of confidence and trust between the Executive and the Company with respect to certain information pertaining to the business of the Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of the Company or its Affiliates which may be made known to the Executive by the Company or any of its Affiliates or by any client or customer of the Company or any of its Affiliates or learned by the Executive during the period of Executive's employment by the Company.

          (c) The Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without


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limitation, information created, discovered or developed by, or made known to, the Executive during the period of Executive's employment or arising out of Executive's employment) or in which property rights have been or may be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential.

          (d) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and services methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by the Executive (whether at the request or suggestion of the Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of Executive's employment by the Company which directly pertain to the business, products, or processes of the Company or any of its Affiliates (collectively hereinafter referred to as "Developments"), will be promptly and fully disclosed by the Executive to an appropriate executive officer of the Company (other than the Executive) without any additional compensation therefor, including, without limitation, all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Developments made, developed or created by Executive as aforesaid. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean any person, corporation or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any person, corporation or other entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (e) The Executive will keep confidential and will hold for the Company's sole benefit any Development which is to be the exclusive property of the Company under this Section 10 for which no patent, copyright, trademark or other right or protection is issued.

          (f) The Executive also agrees that the Executive will not without the prior approval of the Board (i) use for Executive's benefit or disclose at any time during Executive's employment by the Company, or thereafter, except to the extent required by the performance by Executive of Executive's duties as an executive of the Company, any information known to, obtained or developed by Executive while in the employ of the Company with respect to any Developments or with respect to any customers, clients, suppliers, products, services, prices, executives, financial affairs, or methods of design, distribution, marketing, service, procurement or manufacture of the Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by Executive not permitted hereunder, or (ii) take with Executive upon leaving the employ of the Company any document or paper relating to any of the foregoing or any physical property of the Company or any of its Affiliates.

          (g) The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 10 would be inadequate and, therefore, agrees that the Company and its Affiliates shall be entitled to injunctive relief in


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addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

          (h) The Executive agrees that upon termination of Executive's employment by the Company for any reason, the Executive shall forthwith return to the Company all documents and other property in Executive's possession or under the Executive's control belonging to the Company or any of its Affiliates.

          (i) The Executive represents and warrants that he has terminated employment with one or more prior employers and that his employment by the Company and the use by the Company of any skills and knowledge that he may have, are not in violation of the terms of any contract that he is a party to or any other applicable provision of the law.

          (j) The Executive represents and warrants that his performance of all the terms of this Agreement and his duties as an employee of the Company does now and will not knowingly breach any agreement to keep in confidence confidential information acquired by him in confidence or in trust prior to his employment with the Company. The Executive further represents and warrants that he has not entered into and he will not enter into any agreement either written or oral in conflict herewith.

          (k) Notwithstanding the foregoing, the following will not constitute confidential information for purposes of this Agreement: (i) information which is or becomes publicly available other than as a result of disclosure by the Executive; or (ii) information designated by the Company as no longer confidential.

          (l) The Executive represents and warrants that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company (a) any materials, documents or confidential information of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, or (b) any confidential information which he knows or should have known has been acquired by improper means, or otherwise misappropriated from another person.

          (m) Without limiting the generality of Section 12 hereof, the Executive hereby expressly agrees that the foregoing provisions of this Section 10 shall be binding upon the Executive's heirs, successors and legal representatives.

         11. Non-Competition.

          (a) During the period during which Executive is employed hereunder and, at the Company's option and subject to the Company continuing to pay the Executive all salary and benefits paid to him in the year preceding his termination, during the one-year period following such termination (the "Non-Competition Period"):

              (i) the Executive will not make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company or any of


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its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any other executive of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliate's interests or in violation of any provision of this Agreement;

              (ii) the Executive will not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, dealers, distributors, representatives or accounts, or prospective clients, customers, dealers, distributors, representatives or accounts, of the Company or its Affiliates which were contacted, solicited or served by employees of the Company while the Executive was employed by the Company;

              (iii) the Executive will not directly or indirectly (as a director, stockholder, officer, Executive, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with (i) any business or organization which engages in competition with the Company or any of its Affiliates in the United States or any other geographical area where any business is presently carried on by the Company or any of its Affiliates, or
(ii) any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where any business shall be hereafter, during the period of the Executive's employment by the Company, carried on by the Company or any of its Affiliates, if such business is being carried on by the Company or any of its Affiliates in such geographical area during the Non-Competition Period; and

              (iv) the Executive will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company or any of its Affiliates;

provided, however, that there shall be no Non-Competition Period following the termination of the Executive without Cause, or following the termination by the Executive of his employment for Good Reason; and provided, further, that the provisions of this Section 11(a) shall not be deemed to prohibit the Executive's ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly-held company.

          (b) (i) The Executive further agrees that the limitations set forth in this Section 11 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates. It is understood and agreed that the covenants made by the Executive in this Section 11 (and in Section 10 hereof) shall survive the expiration or termination of this Agreement.

              (ii) The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 11 would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.


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         12. Assignability. (a) Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, Executive's beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 12 shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon Executive's death or incapacity.

          (b) This Agreement, and all rights and interests hereunder, shall be assigned to, and assumed by, Pubco at the closing of the Reverse Merger, and performed by Pubco thereafter as if it were named the "Company" in this Agreement.

         13. Binding Effect. Without limiting or diminishing the effect of
Section 12 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns; except under no circumstances will the provisions of Section 11 be binding upon the Executive's heirs, successors, legal representatives or assigns.

         14. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Executive, at Executive's home address set forth on the signature hereto, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

         15. Severability. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Section 10 or 11 hereof is void or constitutes an unreasonable restriction against the Executive, such provision shall not be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than
Section 10 or 11 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         16. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         17. Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.


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         18. Governing Law and Arbitration of Disputes. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof. Any dispute arising hereunder shall be settled by arbitration in Suffolk County, New York, in accordance with the rules then obtaining of the American Arbitration Association ("AAA"). One Arbitrator will be chosen by the parties who shall be an attorney experienced in labor and employment law. If the parties cannot agree on the identity of the Arbitrator, he will be appointed by the head of the AAA in Suffolk County, New York.

         19. Prior Employment Agreement in Force. The parties hereto agree that the previous Employment Agreement entered into as of December 31, 1997, by and between the parties hereto shall remain in full force and effect until this Agreement becomes effective.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Agreement as of the day and year first above written.

                                     OMNICORDER TECHNOLOGIES, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     -------------------------------------------
                                                  MARK A. FAUCI


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